                                                                  EXHIBIT (b)(2)

     POLK AUDIO, INC.
PRESENTATION TO BOARD OF DIRECTORS
         MARCH 24, 1999


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

POLK AUDIO, INC.
-------------------------------------------------
BUSINESS REASONS FOR THE TRANSACTION

- Cost of filing.

- Disclosure of financial information.

- Lack of liquidity in stock market.

- Good use of corporate capital.


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POLK AUDIO, INC.
-------------------------------------------------
CONSIDERATIONS

- Business and financial reasons for the transaction.

- Obligation to pay "fair value" to minority shareholders.

- Appearance of fair dealing.

- Address the needs of both constituencies - balancing act.


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POLK AUDIO, INC.
-------------------------------------------------
STRUCTURE

- Fixed price self-tender offer for 860,000 shares at $12.00 per share.

- Other alternatives
    * Dutch auction self tender
    * Reverse spilt
    * Merger

- Covers all non-affiliated shareholders - no proration.

- In the event fewer than 860,00 shares are tendered, the Company may enter into a merger or reverse stock split such that shares tendered will be converted into the right to receive the purchase price in cash.


                                        4
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POLK AUDIO, INC.
-------------------------------------------------
VALUATION METHODS

- Discounted Cash Flow Analysis

- Public Comparable Company Analysis

- Stock Price History


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE

DISCOUNTED CASH FLOW ANALYSIS

- All value derived from future expectation of cash flow and discounted to the present at the commensurate level of risk.
- Cash flow is important, earnings are not.
- Shareholder value is created by:
      * Increasing net operating cash flow,
      * Reducing the level of capital investment,
      * Lowering the cost of capital.

PUBLIC COMPARABLE COMPANY ANALYSIS

- Value determined through a comparison to the multiples of publicly traded comparable companies.


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

KEY ASSUMPTIONS - MANAGEMENT'S PROJECTIONS

- Revenues grow to $91.9 million by fiscal 2003, representing a 6.2% compound average annual growth rate.

- Gross profit margins are between 37.5% and 38.3%.

- Net profit margins are projected to be between 3.4% and 3.6%.


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

 Quarterly Income Statement Summary - Fiscal Year Ended March 31, 1999

                                                   1999
                           --------------------------------------------------
                              Q1 A      Q2 A      Q3 A      Q4 E     Total
                              ----      ----      ----      ----     -----
     Total sales              18,337    18,414    18,365    17,240    72,356
     Cost of goods sold       11,066    11,089    11,110    10,545    43,810
       Gross profit            7,271     7,325     7,255     6,695    28,546
       Gross profit %         39.65%    39.78%    39.50%    38.83%    39.45%

     Net operating profit      1,311     1,722     1,407     1,063     5,503
     Operating profit %        7.15%     9.35%     7.66%     6.17%     7.61%

     Net income                  768       853       430       647     2,698
     Net margin                4.19%     4.63%     2.34%     3.75%     3.73%

     Shares outstanding        1,849     1,849     1,849     1,849     1,849
     Earnings per share         0.42      0.46      0.23      0.35      1.46
                                                                       -----



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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

Projected Income Statement - Fiscal Years Ended March 31, 1999 through March 31, 2003

                                       EXPECTED                        FORECAST
                                                 --------------------------------------------------
                                          1999         2000         2001         2002         2003
                                          ----         ----         ----         ----         ----
Sales                               $    72,356   $   81,000   $   83,980   $   88,426   $   91,866

Cost of Goods Sold                       43,810       50,652       51,923       54,598       56,914
                                   ------------- ------------ ------------ ------------ ------------
GROSS PROFIT                             28,546       30,348       32,057       33,828       34,952

NET OPERATING PROFIT                      5,503        4,491        4,752        5,199        5,118
INCOME AFTER TAXES                  $     2,698   $    2,717   $    2,886   $    3,174   $    3,143

Shares Outstanding                        1,849        1,849        1,849        1,849        1,849
Earnings per Share                  $      1.46   $     1.47   $     1.56   $     1.72   $     1.70



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


POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

NET OPERATING PROFIT AFTER TAXES (NOPAT)


                                 EXPECTED                          FORECAST
                                          -----------------------------------------------------
                                     1999         2000         2001         2002         2003
                                     ----         ----         ----         ----         ----
Sales                          $   72,356   $   81,000   $   83,980   $   88,426   $   91,866

Total Operating Expenses           66,853       76,509       79,228       83,227       86,748
                              ------------ ------------ ------------ ------------ ------------
ADJUSTED EBIT                       5,503        4,491        4,752        5,199        5,118

CASH OPERATING TAX                  2,412        1,843        1,952        2,135        2,103
                              ------------ ------------ ------------ ------------ ------------
NOPAT                          $    3,091   $    2,648   $    2,800   $    3,064   $    3,015
                               ==========   ==========   ==========   ==========   ==========


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

CAPITAL

                                     EXPECTED                             FORECAST
                                                ----------------------------------------------------------
                                         1999           2000           2001            2002           2003
                                         ----           ----           ----            ----           ----
Current Operating Assets          $    19,288    $    22,251    $    22,546     $    23,356    $    24,237

NIBCLs                                  7,890          8,111          8,990           9,232          9,642
                                 ------------   ------------   ------------    ------------   ------------

NET WORKING CAPITAL                    11,398         14,140         13,556          14,124         14,595

Net Prop Plant & Equip                  6,191          6,270          6,170           6,070          5,970
                                 ------------   ------------   ------------    ------------   ------------

CAPITAL                           $    17,589    $    20,410    $    19,726     $    20,194    $    20,565
                                 ============   ============   ============    ============   ============


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

COST OF CAPITAL

= Weighted Average      +     Weighted Average
  Cost of Debt                Cost of Equity

= Incremental Borrowing +  Risk Free  +  Equity Risk    +  Small Cap.  +  Co. Specific
  Cost X (1-Tax Rate)      Rate          Premium           Premium        Risk

= (6.88% X (1-40.0%))   +  5.57%      +  (7.8% X 0.63)  +  3.3%        +  2.0%

  Debt                        Equity
  Weighting = 0%              Weighting = 100%

= 0%                    +     15.78%

= 15.78%

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

POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW VALUATION SUMMARY

                                                      NOPAT - INV                 PV FACTOR x FCF

                                                                                   PRESENT VALUE
YEAR                NOPAT       INVESTMENT               FCF       PV FACTOR
                                                                                       OF FCF
---------------------------------------------------------------------------------------------------
2000                 2,648            2,821                 (173)      0.9294                (161)
2001                 2,800             (684)               3,484       0.8027               2,797
2002                 3,064              468                2,596       0.6933               1,800
2003                 3,015              371                2,644       0.5988               1,583
2004 & BEYOND        3,070                0                3,070       3.7946              11,649

                            INTRINSIC OPERATING VALUE                                      17,668
                            Marketable Securities                                           5,264

                                                                                ------------------
                            INTRINSIC TOTAL VALUE                                          22,932
                            Other Liabilities                                               1,023

                                                                                ------------------
                            INTRINSIC COMMON EQUITY VALUE                                  21,909
                            Number of Shares Outstanding                                    2,017
                            INTRINSIC SHARE VALUE                                          $10.86


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

- Selected audio components manufacturers.

- Market capitalization below $50 million.

- Average daily trading volume below 6,000 shares.

- Float below 2.0 million shares.


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

Size and trading volume are significant factors in public market valuations. Larger companies with greater trading volumes trade at higher multiples than smaller companies with low trading volumes.

- FBW examined other small capitalization companies with low trading volumes. These companies had low insider ownership versus Polk.

- The average P/E ratio was 9.1x.

- The average P/E ratio for the comparable groups for these companies was 23.3x.


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

COMPANIES SELECTED:

Koss Corp:      Designs, manufactures and markets stereo headphones, audio/video loudspeakers, and related accessory products.

Phoenix Gold:   Designs, manufactures and markets a variety of accessories, electronics and speakers for the car audio, custom home audio/video and professional sound markets.



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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

                                                                 -----------------------------
                                                                            MARKET
                                                                             DATA
                                           Fiscal     Four       Stock      Shares    Market
                                            Year    Quarters     Price       Out.      Value
                                   Ticker    End      Ended      3/19/99    (000's)   ($000's)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Koss Corporation                    KOSS     6/30   12/31/98      11.50      3,180     36,570
Phoenix Gold International, Inc.    PGLD     9/30   12/31/98       2.50      3,250      8,125
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
POLK AUDIO, INC.                    PKA      3/31   12/27/98       9.75      1,849     18,028
----------------------------------------------------------------------------------------------

                                   -------------------------------------------------------------------
                                                                FINANCIAL DATA
                                                  (TRAILING FOUR QUARTERS, IN $ THOUSANDS)

                                                          Net     Total     Total    Common    Total
                                    Revenues   EBIT(1)   Income   Assets   Debt(2)   Equity   Capital(3)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Koss Corporation                      35,922    7,719     5,317   29,655        0    24,960    27,760
Phoenix Gold International, Inc.      27,092     (614)     (569)  14,800    1,105    10,347    11,452
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                      75,848    6,305     3,389   26,344        0    19,783    20,243
------------------------------------------------------------------------------------------------------

(1) Earnings Before Interest and Taxes.
(2) Total Debt includes Current Portion of Long Term Debt.
(3) Includes Total Debt, Common and Preferred Equity, Other Liabilities and Deferred Taxes.


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

                                  -------------------  ----------------------------------  ------------------------------
                                         MARGIN              PROFITABILITY RATIOS              LIQUIDITY & LEVERAGE
                                        ANALYSIS                                                       Total      Total
                                                        Return on    NOPAT/    Return on               Debt/      Debt/
                                     EBIT      Net       Common      Ending      Total      Current    Common     Total
           Company                  Margin    Margin     Equity    Capital(4)    Assets      Ratio     Equity    Capital
-----------------------------------------------------  ----------------------------------  ------------------------------

-----------------------------------------------------  ----------------------------------  ------------------------------
Koss Corporation                     21.5%     14.8%      21.3%       16.7%      17.9%        14.1      0.0%      0.0%
Phoenix Gold International, Inc.     -2.3%     -2.1%      -5.5%       -3.2%      -3.8%         3.3     10.7%      9.6%
-----------------------------------------------------  ----------------------------------  ------------------------------

-----------------------------------------------------  ----------------------------------  ------------------------------
AVERAGE                               9.6%      6.4%       7.9%        6.7%       7.0%         8.7      5.3%      4.8%
-----------------------------------------------------  ----------------------------------  ------------------------------

-----------------------------------------------------  ----------------------------------  ------------------------------
POLK AUDIO, INC.                      8.3%      4.5%      17.1%       18.7%      12.9%         3.3      0.0%      0.0%
-----------------------------------------------------  ----------------------------------  ------------------------------


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY VALUATION SUMMARY

                                 --------------------------------------------------------------------------------
                                                                VALUATION RATIOS
                                 --------------------------------------------------------------------------------
                                                                                         MKT. VAL.
                                   NET MKT.     MKT. VAL.        P/E ESTIMATE            TO BOOK        ENT. VAL.
                                   CAPITAL     TO EARNINGS       ------------             VALUE            TO
COMPANY                            TO EBIT        (P/E)        1999        2000          (EQUITY)       REVENUES
-----------------------------------------------------------------------------------------------------------------
Koss Corporation                     4.7           6.9          8.6          NA            1.5            1.0
Phoenix Gold International, Inc.      NM            NM          8.3         5.6            0.8            0.3
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Average                              4.7           6.9          8.5         5.6            1.1            0.7
-----------------------------------------------------------------------------------------------------------------


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POLK AUDIO, INC.
-------------------------------------------------
INTRINSIC VALUE - COMPARABLE COMPANY ANALYSIS

COMPARABLE COMPANY IMPLIED VALUATION ANALYSIS

                                                         IMPLIED                 IMPLIED
                                AVERAGE     POLK          EQUITY      NUMBER     PER SHARE
                                MULTIPLE    RESULTS       VALUE     OF SHARES      VALUE
--------------------------------------------------------------------------------------------
Net Market Capital/EBIT              4.7      6,305        29,853     1,849         16.15
P/E                                  6.9      3,389        23,309     1,849         12.61
Fwd P/E '99                          8.5      2,698        22,815     1,849         12.34
Fwd P/E '00                          5.6      2,717        15,095     1,849          8.16
Mkt. Val. to Book                    1.1     19,783        22,260     1,849         12.04
Ent. Val. to Revenues                0.7     75,848        51,528     1,849         27.87


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
POLK AUDIO, INC.
--------------------------------------------------
VALUATION SUMMARY

                                         PRICE
                                          PER
VALUATION METHODOLOGY                    SHARE
--------------------------------------------------
DISCOUNTED CASH FLOW                      10.86

COMPARABLE COMPANY ANALYSIS
   Net Market Capital/EBIT               16.15
   P/E                                   12.61
   Fwd P/E '99                           12.34
   Fwd P/E '00                            8.16
   Mkt. Val. to Book                     12.04
   Ent. Val. to Revenues                 27.87

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
POLK AUDIO, INC.
--------------------------------------------------
TRADING SUMMARY

                 [THE FOLLOWING DATA POINTS ARE REPRESENTATIVE
                OF THE HISTORICAL STOCK PRICE PERFORMANCE GRAPH]

           Date                Price              Volume
           ----                -----              ------
        Dec. 1, 1995            9.58               4,700
        Jan. 2, 1996            9.75                 300
      March 19, 1996            8.00                 600
      April 16, 1996            8.63               2,200
      April 18, 1996            9.50                 600
        May 20, 1996           14.75                 400
        July 1, 1996           14.25               1,100
        Aug. 5, 1996           11.94                   0
      Sept. 24, 1996           10.88               1,000
       Oct. 24, 1996           13.25               3,600
       Nov. 19, 1996           10.88               2,100
        Dec. 6, 1996            9.88               1,500
       Jan. 20, 1997           12.38               1,500
      March 10, 1997           10.31                   0
      March 27, 1997            9.13               1,300
       April 8, 1997            8.13               6,300
       June 25, 1997            9.56                   0
       June 30, 1997            9.88               1,300
        July 3, 1997            9.88                   0
      Sept. 26, 1997            8.19                   0
        Oct. 3, 1997            8.00               1,000
       Oct. 10, 1997            8.44                   0
       Dec. 23, 1997           10.63               7,700
       Jan. 27, 1998            9.06               3,100
       Jan. 29, 1998            9.50                 900
      March 31, 1998           11.88               1,200
      April 24, 1998           11.00               2,000
         May 1, 1998           11.75                 400
         May 5, 1998           17.75              71,000
        May 18, 1998           16.06               1,600
       July 16, 1998           20.00              19,000
        Aug. 3, 1998           15.50                 600
       Sept. 2, 1998           12.38               4,200
      Sept. 30, 1998           10.38                   0
        Oct. 1, 1998           10.38                   0
       Dec. 18, 1998           16.25               3,300
       Dec. 23, 1998           16.25                 600
        Jan. 6, 1999           17.25              11,500
      March 11, 1999            9.88               1,500
      March 22, 1999           11.25              10,100

Trading Range:  $8.00 to $20.00
Average Daily Volume:  3,374

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

POLK AUDIO, INC.
---------------------------------------------------
CONCLUSION

- The Company is capitalized with excess high cost, public equity capital.

- The Company's growth prospects do not require high cost capital.

- The Company's profitability allows for cheaper cost debt financing.

- The market does not currently provide meaningful liquidity to the majority of shareholders.

- The valuation is supported by several valuation methods.

- The transaction provides shareholders the opportunity to realize fair value and liquidity in an orderly fashion. This opportunity would otherwise not exist given Polk's historical trading volume.

RESULT: Attractive corporate finance solution for both majority and minority interests

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